Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of January 19, 2021, is executed by Napo Pharmaceuticals, Inc., a Delaware corporation (“Napo”), in favor of Streeterville Capital, LLC, a Utah limited liability company (“Secured Party”).

A.                                    Jaguar Health, Inc., Napo’s parent (“Jaguar” and together with Napo, the “Debtor”), has issued to Secured Party a certain Secured Promissory Note of even date herewith, as may be amended from time to time, in the original face amount of $6,220,812.50 (the “Note”).

B.                                    In order to induce Secured Party to extend the credit evidenced by the Note, Napo has agreed to enter into this Agreement and to grant Secured Party a security interest in the Collateral (as defined below).

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Napo hereby agrees with Secured Party as follows:

1.                                      Definitions and Interpretation. When used in this Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 2.1 hereof.

“Intellectual Property” means all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, know-how, inventions, discoveries, published and unpublished works of authorship, processes, any and all other proprietary rights, and all rights corresponding to all of the foregoing throughout the world, now owned and existing or hereafter arising, created or acquired by Napo, but only to the extent the same are related to the Collateral.

“Lien” shall mean, with respect to the Collateral, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

“Obligations” means (a) all loans, advances, future advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to Secured Party or any affiliate of Secured Party of every kind and description, now existing or hereafter arising, created by the Note, this Agreement, that certain Note Purchase Agreement of even date herewith, entered into by and among Jaguar, Napo, and Secured Party (the “Purchase Agreement”), any other Transaction Documents (as defined in the Purchase Agreement), or any modification or amendment to any of the foregoing, (b) all reasonable and documented out-of-pocket costs and expenses, including reasonable and documented attorneys’ fees, incurred by Secured Party or any affiliate of Secured Party in connection with the Note or in connection with the collection or enforcement of any portion of the indebtedness, liabilities or obligations described in the foregoing clause (a) to the extent requested to be reimbursed by Debtor pursuant to the terms of the Transaction Documents, (c) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Agreement, and (d) the performance of the covenants and agreements of Debtor contained in this Agreement and all other Transaction Documents. Notwithstanding the foregoing, the amount owing under the Note shall not be considered a part of the Obligations until such time as Debtor receives the Salix Waiver (as defined in the Note).

“Permitted Liens” means (a) Liens for taxes, fees, assessment or other governmental charges or levies, either not yet delinquent or being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) Liens in favor of Secured Party under this Agreement or arising under the other Transaction Documents; (c) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like persons arising in the ordinary course of Debtor’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (d) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (e) the following deposits, to the extent made in the ordinary course of business:  deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (f) Liens on equipment or software or other Intellectual Property constituting purchase money Liens; (g) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor; (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (i) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (j) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (k) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (l) customary liens securing capital leases on the assets financed thereby; (m) liens on cash securing letters of credit; (n) liens incurred in connection with any transfer of an interest in accounts or notes receivable or related assets as part of a factoring or similar sale of accounts receivable and related rights and property; and (o) Liens incurred in connection with the extension, renewal or refinancing of indebtedness secured by Liens of the type described in clauses (a) through (n) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“UCC” means the Uniform Commercial Code as in effect in the state whose laws would govern the security interest in, including without limitation the perfection thereof, and foreclosure of the applicable Collateral.

Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2.                                      Grant of Security Interest.

2.1.                            As security for the Obligations, Napo hereby agrees to pledge to Secured Party and grant to Secured Party a security interest in all right, title, interest, claims and demands of Napo in and to the property described in Schedule A hereto, and all replacements, proceeds, products, and accessions thereof (collectively, the “Lechlemer Collateral”) and Schedule B hereto, and all replacements, proceeds, products, and accessions thereof (collectively, the “TDPRV Collateral” and, together with the Lechlemer Collateral, the “Collateral”). Notwithstanding anything herein to the contrary, the foregoing grant of security interest shall not be effective until such time as the Salix Waiver (as defined in the Note) has been obtained by Debtor (the “Effective Date”) at which time such grant of security interest will immediately and automatically become effective without the need for any further action by Napo or Secured Party.

2.2.                            Secured Party covenants and agrees that upon Jaguar’s repayment of the Note in full, (i) the security interest granted hereunder in the Lechlemer Collateral shall automatically terminate and be released, (ii) Secured Party will take all actions reasonably requested by Napo to effectuate such termination and release, and (iii) “Collateral” as used herein shall thereafter refer solely to the TDPRV Collateral.

2.3.                            Secured Party covenants and agrees that, upon Jaguar’s payment of the Return Bonus (as defined in the Purchase Agreement) in full or the termination or expiration of Secured Party’s right to the Return Bonus, (i) the security interest granted hereunder to the TDPRV Collateral shall automatically terminate and be released and (ii) Secured Party will take all actions reasonably requested by Napo to effectuate such termination and release.

3.                                      Authorization to File Financing Statements. Napo hereby irrevocably authorizes Secured Party at any time on or after the Effective Date to file with the Secretary of State of the State of Delaware (as well as any other state (if any) in which Napo incorporates while the Obligations remain outstanding) any financing statements or documents having a similar effect and amendments thereto that provide any other information required by the Uniform Commercial Code (or similar law of any non-United States jurisdiction, if applicable) of such state or jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Napo is an organization, the type of organization and any organization identification number issued to Napo. Napo agrees to furnish any such information to Secured Party promptly upon Secured Party’s request.

4.                                      General Representations and Warranties. Napo represents and warrants to Secured Party that (a) Napo is the owner of the Collateral and that no other person has any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens, (b) so long as the Effective Date has occurred, upon the filing of UCC-1 financing statements with the Delaware Secretary of State, Secured Party shall have a perfected first-position security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens, (c) Napo has received at least a reasonably equivalent value in exchange for entering into this Agreement, (d) Napo is not insolvent, as defined in any applicable state or federal statute, nor will Napo be rendered insolvent by the execution and delivery of this Agreement to Secured Party; and (e) as such, this Agreement is a valid and binding obligation of Napo, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor rights and by general principles of equity.

5.                                      Additional Covenants.  Commencing upon and following the occurrence of the Effective Date, Napo hereby agrees:

5.1.                            to perform all acts that may be necessary to maintain, preserve, protect and perfect in the Collateral, the Lien granted to Secured Party therein, and the perfection and priority of such Lien solely to the extent (i) Napo determines to do so in the exercise of its business judgment or (ii) with respect to perfection, such perfection is required hereunder;

5.2.                            to procure, execute (including endorse, as applicable), and deliver from time to time any endorsements, assignments, and financing statements reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect Secured Party’s Lien hereunder and the priority thereof;

5.3.                            to provide at least fifteen (15) days prior written notice to Secured Party of any of the following events: (a) any changes or alterations of Napo’s name, (b) any changes with respect to Napo’s address or principal place of business, and (c) the formation of any subsidiaries of Napo other than Napo EU S.p.A.;

5.4.                            upon the occurrence of an Event of Default (as defined in the Note) under the Note and, solely during the existence thereof, at Secured Party’s request, to endorse (up to the outstanding amount under such promissory notes at the time of Secured Party’s request), assign and deliver any promissory notes and all other instruments, documents, or writings included in the Collateral to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify;

5.5.                            not to sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein (other than inventory in the ordinary course of business);

5.6.                            not to, directly or indirectly, allow, grant or suffer to exist any Lien upon any of the Collateral, other than Permitted Liens;

5.7.                            not to grant any license or sublicense under any of the Intellectual Property, or enter into any other agreement with respect to any of the Intellectual Property, except in the ordinary course of Debtor’s business;

5.8.                            to the extent commercially reasonable and in Napo’s good faith business judgment: (a) to file and prosecute diligently any material patent, trademark or service mark applications pending as of the date hereof or hereafter, and that concern the Collateral, until all Obligations (other than contingent and indemnification obligations) shall have been paid in full, (b) to make application on unpatented but patentable material inventions and on trademarks and service marks that concern the Collateral, (c) to preserve and maintain all rights in all of its material Intellectual Property, and (d) to ensure that all of its material Intellectual Property is and remains enforceable. Any and all costs and expenses incurred in connection with each of Napo’s obligations under this Section 5.8 shall be borne by Napo. Napo shall not knowingly and unreasonably abandon any right to file a material patent, trademark or service mark application concerning the Collateral, or abandon any pending patent application concerning the Collateral, or any other of its material Intellectual Property, without the prior written consent of Secured Party except for Intellectual Property that Napo determines, in the exercise of its good faith business judgment, is not or is no longer material to its business; and

5.9.                            upon the reasonable request of Secured Party at any time or from time to time, and at the sole cost and expense (including, without limitation, reasonable attorneys’ fees) of Napo, Napo shall take all actions and execute and deliver any and all instruments, agreements, assignments, certificates and/or documents reasonably required by Secured Party to collaterally assign any and all of Napo’s material patent, copyright and trademark registrations and applications now owned or hereafter acquired, but only to the extent the same concern the Collateral, to and in favor of Secured Party.

6.                                      Authorized Action by Secured Party.  Commencing upon and following the occurrence of the Effective Date, Napo hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Secured Party may perform solely during the existence of an Event of Default (but Secured Party shall not be obligated to and shall incur no liability to Napo or any third party for failure so to do) any act which Napo is obligated by this Agreement to perform, and, solely during the existence of an Event of Default, to exercise such rights and powers as Napo might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action Secured Party deems advisable, with respect to the Collateral, including without limitation bringing a suit in Secured Party’s own name to enforce any Intellectual Property; (d) endorse Napo’s name on all applications, documents, papers and instruments necessary or desirable for Secured Party in the use of any Intellectual Property; (e) grant or issue any exclusive or non-exclusive license under any Intellectual Property to any person or entity; (f) assign, pledge, sell, convey or otherwise transfer title in or dispose of any Intellectual Property to any person or entity; (g) cause the Commissioner of Patents and Trademarks, United States Patent and Trademark Office (or as appropriate, such equivalent agency in foreign countries) to issue any and all patents and related rights and applications concerning the Collateral and/or the Intellectual Property to Secured Party as the assignee of Napo’s entire interest therein; (h) file a copy of this Agreement with any governmental agency, body or authority, including without limitation the United States Patent and Trademark Office and, if applicable, the United States Copyright Office or Library of Congress, at the sole cost and expense of Napo; (i) insure, process and preserve the Collateral; (j) pay any indebtedness of Napo relating to the Collateral; (k) execute and file UCC financing statements and other documents, certificates, instruments and agreements with respect to the Collateral or as otherwise required or permitted hereunder; and (l) take any and all appropriate action and execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement. The powers conferred on Secured Party under this Section 6 are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither Secured Party nor any of its stockholders, directors, officers, managers, employees or agents shall be responsible to Napo for any act or failure to act, except with respect to Secured Party’s own gross negligence or willful misconduct. Nothing in this Section 6 shall be deemed an authorization for Napo to take any action that it is otherwise expressly prohibited from undertaking by way of other provision of this Agreement.

7.                                      Default and Remedies.

7.1.                            Default. Following the occurrence of the Effective Date, Napo shall be deemed in default under this Agreement upon the occurrence and continuation of an Event of Default.

7.2.                            Remedies. Upon the occurrence and continuation of any such Event of Default following the occurrence of the Effective Date, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Agreement and by law, including, without limiting the foregoing, (a) the right to require Napo to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, and (b) the right to take possession of the Collateral, and for that purpose Secured Party may enter upon any premises on which the Collateral may be situated and remove the Collateral therefrom. Napo hereby agrees that fifteen (15) days’ notice of a public sale of any Collateral or notice of the date after which a private sale of any Collateral may take place is reasonable. In addition, Napo waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights and remedies hereunder, including, without limitation, Secured Party’s right following an Event of Default to take immediate possession of Collateral and to exercise Secured Party’s rights and remedies with respect thereto. Secured Party may also have a receiver appointed to take charge of all or any portion of the Collateral and to exercise all rights of Secured Party under this Agreement. Secured Party may exercise any of its rights under this Section 7.2 without demand or notice of any kind. The remedies in this Agreement, including without limitation this Section 7.2, are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which Secured Party may be entitled. No failure or delay on the part of Secured Party in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. All of Secured Party’s rights and remedies, whether evidenced by this Agreement or by any other agreement, instrument or document shall be cumulative and may be exercised singularly or concurrently.

7.3.                            Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Napo acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Napo, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Napo acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Secured Party would fulfill Secured Party’s duties under the UCC in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Napo or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

7.4.                            Marshalling. Secured Party shall not be required to marshal any present or future Collateral for, or other assurances of payment of, the Obligations or to resort to such Collateral or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such Collateral and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Napo hereby agrees that it will not invoke any law relating to the marshalling of Collateral which might cause delay in or impede the enforcement of Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Napo hereby irrevocably waives the benefits of all such laws.

7.5.                            Application of Collateral Proceeds. Following the occurrence of the Effective Date, the proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(a)                                 First, to the payment of reasonable and documented out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

(b)                                 Second, to the payment to Secured Party of the amount then owing or unpaid on the Note (to be applied first to accrued interest and fees and second to outstanding principal) and all amounts owed under any of the other Transaction Documents or other documents included within the Obligations; and

(c)                                  Third, to the payment of the surplus, if any, to Napo, its successors and assigns, or to whosoever may be lawfully entitled to receive the same.

In the absence of final payment and satisfaction in full of all of the Obligations (other than contingent and indemnification obligations), Debtor shall remain liable for any deficiency.

8.                                      Miscellaneous.

8.1.                            Notices. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the Purchase Agreement, the terms of which are incorporated herein by this reference.

8.2.                            Non-waiver. No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

8.3.                            Amendments and Waivers. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Napo and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

8.4.                            Assignment. This Agreement shall be binding upon and inure to the benefit of Secured Party and Napo and their respective successors and assigns; provided, however, that Napo may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

8.5.                            Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, or the Note, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder. Napo waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.

8.6.                            Partial Invalidity. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

8.7.                            Expenses. Napo shall pay on demand all reasonable and documented out-of-pocket fees and expenses incurred following the occurrence of the Effective Date, including reasonable and documented attorneys’ fees and expenses, incurred by Secured Party in connection with the custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which are not performed as and when required by this Agreement.

8.8.                            Entire Agreement. This Agreement, the Note, and the other Transaction Documents, taken together, constitute and contain the entire agreement of Napo and Secured Party with respect to this particular matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

8.9.                            Governing Law; Venue. Except as otherwise specifically set forth herein, the parties expressly agree that this Agreement shall be governed solely by the laws of the State of Utah, without giving effect to the principles thereof regarding the conflict of laws; provided, however, that enforcement of Secured Party’s rights and remedies against the Collateral as provided herein will be subject to the UCC. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

8.10.                     Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

8.11.                     Purchase Agreement; Arbitration of Disputes. By executing this Agreement, each party agrees to be bound by the terms, conditions and general provisions of the Purchase Agreement and the other Transaction Documents, including without limitation the Arbitration Provisions (as defined in the Purchase Agreement).

8.12.                     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument. Any electronic copy of a party’s executed counterpart will be deemed to be an executed original.

8.13.                     Further Assurances. Napo shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as Secured Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.14.                     Time of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement.

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IN WITNESS WHEREOF, Secured Party and Napo have caused this Agreement to be executed as of the day and year first above written.

SECURED PARTY:

STREETERVILLE CAPITAL, LLC

By:	/s/ John M. Fife
John M. Fife, President

NAPO:

NAPO PHARMACEUTICALS, INC.

By:	/s/ Lisa Conte
Lisa Conte, President and CEO

[Signature Page to Security Agreement]

SCHEDULE A

TO SECURITY AGREEMENT

All right, title, interest, claims and demands of Napo in and to (a) the pharmaceutical drug known as Lechlemer or SB-300 or NP-300, including any improvements or modifications thereto and any follow-on products, owned or controlled by Napo, including Lechlemer for any indications that would cannibalize Lechlemer indication(s) or any other chronic indication (for the avoidance of doubt, this includes without limitation any future indications for which Lechlemer is approved, such as infectious diarrhea for cholera, cancer therapy-related diarrhea, and irritable bowel syndrome, among others), (b) all Intellectual Property rights concerning the foregoing, and (c) any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds and products thereof, including, without limitation, insurance, condemnation, license fees, royalties, requisition or similar payments, and the proceeds thereof.  For the avoidance of doubt, the Lechlemer Collateral excludes the TDPRV Collateral set forth in Schedule B.

SCHEDULE B

TO SECURITY AGREEMENT

All right, title, interest, claims and demands of Napo in and to (a) all Tropical Disease Priority Review Vouchers and all rights and value corresponding to the foregoing, now owned and existing, or hereafter arising, created or acquired, and (b) any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds and products thereof, including, without limitation, insurance, condemnation, license fees, royalties, requisition or similar payments, and the proceeds thereof.